                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our reports dated April 11, 1997 accompanying the consolidated financial statements and schedule of American List Corporation included in the Registration Statement and Prospectus of Snyder Communications, Inc. on Form S-
1. We consent to the use of the aforementioned reports in the Snyder Communications, Inc. Registration Statement and Prospectus on Form S-1 and to the use of our name as it appears under the caption "Experts."

                                          /s/ Grant Thornton LLP

Melville, New York
August 13, 1997